UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

ALTISOURCE ASSET MANAGEMENT CORPORATION

(Exact name of Registrant as specified in its charter)

United States Virgin Islands	001-36063	66-0783125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36C Strand Street

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-1055

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements

On January 5, 2017, pursuant to the 2016 Employee Preferred Stock Plan (the “2016 Preferred Stock Plan”) of Altisource Asset Management Corporation (the “Company”), the Compensation Committee of the Board of Directors granted 100 shares of Series B Preferred Stock (the “Series B Preferred Stock”) to George G. Ellison, Chief Executive Officer of the Company, and 100 shares of Series C Preferred Stock (the “Series C Preferred Stock”) to Stephen H. Gray, General Counsel and Secretary of the Company. Each of Mr. Ellison and Mr. Gray are eligible participants under the 2016 Preferred Stock Plan, which was approved by the Company’s stockholders at the 2016 Annual Meeting of Stockholders. Shares of additional similar series of preferred stock were granted to the Company’s other U.S. Virgin Islands resident employees as well.

Each of the preferred stock agreements (each, a “Preferred Stock Agreement”) under which Mr. Ellison received his grant of Series B Preferred Stock and under which Mr. Gray received his grant of Series C Preferred Stock provide that the shares are subject to, and shall be held by him in accordance with, the 2016 Preferred Stock Plan and that he must not sell or otherwise dispose of such shares of preferred stock other than sales back to the Company upon termination of his employment for any reason, as required under the 2016 Preferred Stock Plan.

The foregoing descriptions of the Preferred Stock Agreements with each of Mr. Ellison and Mr. Gray are qualified in their entirety by reference to the full text of the form of Preferred Stock Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The terms of Series B Preferred Stock held by Mr. Ellison and the Series C Preferred Stock held by Mr. Gray are described below in “Item 5.03—Amendment to Articles of Incorporation or Bylaws; Change in the Fiscal Year” which is incorporated herein by reference.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in the Fiscal Year

On December 29, 2016, the Company filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Office of the Lieutenant Governor, Division of Corporations and Trademarks of the United States Virgin Islands.

The Amended and Restated Articles provide for the authorization of 14 additional series of preferred stock, par value $0.01 per share, of the Company, consisting of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock and Series O Preferred Stock (collectively, the “New Preferred Stock”), and each series of New Preferred Stock shall consist of up to an aggregate of 1,000 shares.

The Amended and Restated Articles and the New Preferred Stock were authorized in connection with the 2016 Preferred Stock Plan that was approved by the Company’s stockholders at the 2016 Annual Meeting of Stockholders in order to induce certain employees to become employed by and remain employees of the Company and any future subsidiaries in the U.S. Virgin Islands and to provide additional incentives for bona fide U.S. Virgin Islands resident employees to promote the success of the Company’s business. Awards under the 2016 Preferred Stock Plan may be granted only to employees of the Company or any of its U.S. Virgin Islands subsidiaries who are bona fide residents of the U.S. Virgin Islands. Only U.S. Virgin Islands resident employees are entitled to receive the tax benefits of receiving shares of the New Preferred Stock.

The rights, powers, preferences and restrictions of each series of New Preferred Stock are identical in all respects other than potentially different dividend entitlements per share, if any, declared and paid by the Company. Each eligible U.S. Virgin Islands resident participant in the 2016 Preferred Stock Plan who receives shares is expected to receive grants of a different series of New Preferred Stock. The rights, powers, preferences and restrictions of each series of New Preferred Stock are summarized as follows:

a. General. Each series of New Preferred Stock shall be identical in all respects with the other shares in such series of New Preferred Stock. No share of any series of New Preferred Stock shall be convertible into any other class or series of capital stock of the Company.

b. Voting. Except as otherwise set forth herein or otherwise required by applicable law, each series of New Preferred Stock shall not have any voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action. The holders of each series of New Preferred Stock may have voting rights with respect to any amendment to the Amended and Restated Articles that affects the rights, powers, preferences and restriction of such series.

c. Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Company or a Change of Control (as defined in the Amended and Restated Articles) of the Company, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made or set apart for the payment to shares that rank junior to such series of New Preferred Stock, the holders of such series of New Preferred Stock shall be entitled to receive an amount in cash equal to $10.00 per share. For purposes of the foregoing liquidation preference of each series of New Preferred Stock, such series (i) shall be pari passu with the common stock of the Company and each other series of New Preferred Stock of the Company and (ii) expressly shall be junior to the issued and outstanding Series A Convertible Preferred Stock of the Company.

d. Dividends. The holders of each series of New Preferred Stock shall have no rights to regular or ordinary dividends, but shall have the right to payment of dividends as, when and if declared by the Board of Directors of the Company; provided that no dividend declared with respect to any series of New Preferred Stock shall entitle any other holder of any other class of common stock or preferred stock of the Company to a dividend or distribution unless and until the Board of Directors declares and pays any dividend or distribution to such other class of common stock or preferred stock of the Company.

e. Restrictions on Transfer; Ownership Requirements. Each holder of a series of New Preferred Stock shall not sell or otherwise dispose of such series of New Preferred Stock other than the sale back to the Company upon termination of his or her employment with the Company for any reason. All shares of each series of New Preferred Stock must be sold back to the Company by the employee immediately upon the termination of his or her employment with the Company at a price of $10.00 per share.

The foregoing descriptions of the Amended and Restated Articles are qualified in their entirety by reference to the full text of the Amended and Restated Articles, which are attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing descriptions of the 2016 Preferred Stock Plan are qualified in their entirety to the full text of the 2016 Preferred Stock Plan, which was attached as Appendix A to the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 22, 2016, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Altisource Asset Management Corporation.

10.1	Form of Preferred Stock Agreement under 2016 Employee Preferred Stock Plan

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Altisource Asset Management Corporation

January 5, 2017	By:	/s/ Stephen H. Gray
Stephen H. Gray
General Counsel and Secretary